SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                      _____________________________


                               FORM 8-K

                             CURRENT REPORT
                      PURSUANT TO SECTION 13 OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 9, 1996





                               DIXIE YARNS, INC.
            (Exact Name of Registrant as specified in its Charter)





      Tennessee                        0-2585               62-0183370
(State or other jurisdiction      (Commission File       (I.R.S. Employer
  of incorporation)                    Number)          Identification No.)





            1100 SOUTH WATKINS STREET, CHATTANOOGA, TN  37404
        (Address of principal executive offices)       (ZIP Code)




    Registrant's telephone number, including area code (423) 698-2501




Item 5.  Other Events

On August 22, 1996, the Company's Board of Directors adopted a Stock Ownership Plan (the "Plan") applicable to the Chief Executive Officer, President, Chief Financial Officer, and all corporate Vice Presidents and Executive Vice Presidents of the Company. The purpose of the Plan is to encourage each participant to make a significant investment in the Company's Common Stock. In order to facilitate the acquisition of such stock by participants, the Plan provides that each corporate officer eligible to participate in the Plan will be allowed to subscribe for the purchase, directly from the Company, of a number of shares of Common Stock up to, but not exceeding, that number of shares having a fair market value equal to two times such officer's base salary. For this purpose, the fair market value of the Common Stock is deemed to be the closing price of such stock as reported by NASDAQ on either (i) the date of adoption of the Plan or (ii) the first anniversary of the date of the adoption of the Plan which occurs after a new participant is selected to participate in the plan (defined in the Plan as the "NASD Price").

The NASD Price is also intended to be used as the initial subscription price for any participants who elect to purchase shares under the Plan, although the Company retains the right to adjust the subscription price and other terms on which participants will be allowed to subscribe for shares at any time prior to the actual execution of a subscription agreement with any participant. In addition to the initial opportunity of the designated officers to enter into subscription agreements under the Plan, each such officer will have the opportunity, on the two successive Anniversary Dates following his Initial Subscription Offering Date (each as defined in the Plan) to subscribe for additional shares of Common Stock having a fair market value equal to two times his base salary, less the amount of his previous subscriptions. The full subscription price for all shares purchased by a participant under the Plan will be due and payable on the third Anniversary Date following his Initial Subscription Date under the Plan. Any termination of a participant's employment with the Company due to death or disability will cause the subscription price for that participant's purchases to become due and payable (if not earlier pursuant to the terms described above) six months from the date of such event; any other termination of a participant's employment (for any reason) will cause the participant's full subscription price to be due and payable ten days from the participant's termination date.

As of September 9, 1996, seven of the Company's senior executive officers (the President and Chief Executive Officer; the Executive Vice President and Chief Operating Officer for Candlewick, Carriage and Bretlin; the Executive Vice President and President of Masland Carpets, Inc.; the Executive Vice President and President and Chief Operating Officer of the Textile and Apparel Group; the Vice President and President of Candlewick Yarns Group; the Vice President and President of Carriage Industries, Inc.; and the Vice President, Human Resources) have subscribed for an aggregate of 449,300 shares of the Company's Common Stock at a purchase price of $4.875 per share pursuant to the initial subscription agreements entered into under the Plan.






Administration of the Plan is delegated to the Compensation Committee of the Company's the Board of Directors, and the Company may select additional senior officers to participate in the Plan on an annual basis. Initially, the shares for which participants subscribe under the Plan will be restricted stock subject to all applicable resale restrictions under Federal and state securities laws. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to permit the unrestricted public resale of shares acquired by participants in the Plan.





Item 7.  Financial Statements and Exhibits

      (c)  Exhibits

           (1)  Exhibits Incorporated by Reference:

                None.

           (2)  Exhibits Filed with this Report:

                (10) Dixie Yarns, Inc. Stock Ownership Plan for senior executive officers, approved by the Board of Directors August 22, 1996, together with Form of Stock Subscription Agreement under the Plan.






                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    DIXIE YARNS, INC.
                                 _________________________

                                    (Registrant)






                                 By:/s/D. EUGENE LASATER
                                    ______________________

                                       D. Eugene Lasater
                                       Controller



                                 Date:  September 17, 1996
                                      ____________________






                               DIXIE YARNS, INC.
                          CURRENT REPORT ON FORM 8-K
                                 EXHIBIT INDEX


Exhibit No.         Description

(10) Dixie Yarns, Inc. Stock Ownership Plan for senior executive officers, approved by the Board of Directors August 22, 1996, together with Form of Stock Subscription Agreement under the Plan.